Exhibit 10.2

SHAREHOLDER SUPPORT AGREEMENT AND DEED

This SHAREHOLDER SUPPORT AGREEMENT AND DEED (this “Agreement”) is made and entered into as of December 17, 2024, by and among Xiaoyu Dida Interconnect International Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Pubco”), Four Leaf Acquisition Corporation, a Delaware corporation (“SPAC”), and certain Persons listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) dated as of the date hereof, entered into by and among Pubco, Xiaoyu Dida Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub 1”), Xiaoyu Dida (USA) Company, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub 2”), and SPAC, pursuant to which, among other things, (i) Merger Sub 1 will be merged with and into SPAC, with SPAC surviving Merger 1 as a wholly owned subsidiary of Pubco (the “Merger 1”), and (ii) SPAC will be merged with and into Merger Sub 2, with Merger Sub 2 surviving the Merger 2 as a wholly owned subsidiary of Pubco (the “Merger 2” and together with Merger 1, collectively, the “Mergers”);

WHEREAS, each Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of such number of Pubco Class A Ordinary Shares and Pubco Class B Ordinary Shares set forth opposite such Shareholder’s name on Schedule A hereto (such Pubco Class A Ordinary Shares and Pubco Class B Ordinary Shares being collectively referred to herein as the “Owned Shares”; and the Owned Shares and any other Pubco Shares or any securities convertible into or exercisable or exchangeable for Pubco Shares, as the case may be, acquired by such Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Shareholder); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Pubco and SPAC have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants to Pubco and SPAC as follows:

1.1 Corporate Existence and Power. With respect to a Shareholder that is a corporation: Such Shareholder is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it was incorporated and has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted. With respect to a Shareholder that is a limited liability company: Such Shareholder is duly formed, validly existing and in good standing under the Laws of the jurisdiction in which it was formed and has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted.

1.2 Authorization. Such Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such Shareholder is necessary to authorize the execution and delivery of this Agreement or such Shareholder’s performance hereunder or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization and execution by each other party hereto, constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by Enforceability Exceptions.

1.3 Governmental Authorization. No consent of or with any Governmental Authority on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the execution and performance by such Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

1.4 No Conflict. The execution, delivery and performance by such Shareholder of this Agreement do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of such Shareholder, (b) contravene or conflict with or result in a violation of any provision of any Law or Order binding upon or applicable to such Shareholder or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party, or (d) result in the creation or imposition of any Lien on any properties or assets of such Shareholder, except in the case of each of clauses (b) through (d) that do not, and would not reasonably be expected to, prevent, impede or, in any material respect, delay or adversely affect the performance by such Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

1.5 Owned Shares. As of the date hereof, such Shareholder is the beneficial and sole legal owner of the Owned Shares, and all such Owned Shares are owned by such Shareholder free and clear of all Liens, other than Liens pursuant to this Agreement, the Merger Agreement, the Additional Agreements, the Organizational Documents of Pubco and any applicable securities Laws. As of the date hereof, such Shareholder does not legally or beneficially own any shares of Pubco other than the Owned Shares. Such Shareholder has the sole right to vote the Owned Shares (to the extent such securities have voting rights), and none of the Owned Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Owned Shares, except as contemplated by this Agreement, the Merger Agreement, the Additional Agreements and the Organizational Documents of Pubco.

1.6 Acknowledgement. Such Shareholder understands and acknowledges that each of Pubco and SPAC is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Owned Shares) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

1.8 Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and Pubco to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or Pubco and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC and Pubco have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable and shall only terminate pursuant to Section 5.2 hereof.

1.9 Restricted Securities. Such Shareholder understands that Pubco Shares to be held by it immediately following the consummation of the Mergers will be “restricted securities” under applicable U.S. federal and state securities Laws and, if such Shareholder is an Affiliate of Pubco, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these Laws, such Shareholder may be required to hold such Pubco Shares indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing Pubco Shares shall contain a legend to such effect.

Article II

REPRESENTATIONS AND WARRANTIES OF SPAC

SPAC hereby represents and warrants to Pubco and each Shareholder as follows:

2.1 Corporate Existence and Power. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

2.2 Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of SPAC and no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize the execution and delivery of this Agreement or SPAC’s performance hereunder or to consummate the transactions contemplated hereby (except that the Required Four Leaf Stockholder Approval is a condition to the respective obligations of each party to the Merger Agreement to consummate the Mergers). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization and execution by each other party hereto, constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except as enforceability may be limited by Enforceability Exceptions.

2.3 No Conflict. Subject to obtaining the Required Four Leaf Stockholder Approval, the execution, delivery and performance by SPAC of this Agreement and the consummation of the transactions by SPAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of SPAC, (b) contravene or conflict with or result in a violation of any provision of any Law or Order binding upon or applicable to SPAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of SPAC (including the Trust Account), except in the case of each of clauses (b) through (d) that do not, and would not reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Article III

REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco hereby represents and warrants to SPAC and each Shareholder as follows:

3.1 Corporate Existence and Power. Pubco is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted.

3.2 Authorization. Pubco has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Pubco, and no other corporate proceeding on the part of Pubco is necessary to authorize this Agreement or Pubco’s performance hereunder (except that Requisite Pubco Vote is a condition to the respective obligations of each party to the Merger Agreement to consummate of the Transactions). This Agreement has been duly and validly executed and delivered by Pubco and, assuming due and valid authorization, execution and delivery by each other party hereto, constitutes a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as enforceability may be limited by Enforceability Exceptions.

3.3 No Conflict. The execution, delivery and performance by Pubco of this Agreement and the consummation by Pubco of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, violate any provision of, trigger shareholder rights that have not been duly waived under, or result in the breach of the Organizational Documents of Pubco or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Pubco or any of its Subsidiaries or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contracts to which Pubco is a party, or (d) result in the creation or imposition of any Lien on any properties or assets or Equity Security of Pubco or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (d) above that do not, and would not reasonably be expected to, prevent, impede or, in any material respect, delay or adversely affect the performance by Pubco of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Article IV

AGREEMENT TO VOTE; CERTAIN OTHER COVENANTS OF THE SHAREHOLDERS

Each Shareholder covenants and agrees during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Requisite Pubco Vote. From the date of this Agreement until the date of termination of this Agreement, at any meeting of Pubco Shareholders called to seek Requisite Pubco Vote, including any extraordinary general meeting (as defined in the Organizational Documents of Pubco), or at any adjournment thereof or postponement thereof, or in connection with any written consent or written resolutions of Pubco Shareholders (or any of them) or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions, the Merger Agreement or any Additional Agreements is sought, such Shareholder shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by proxy, withholding class vote and/or written consent or written resolutions, if applicable) the Subject Shares in favor of the Requisite Pubco Vote or, if there are insufficient votes in favor of the Requisite Pubco Vote, in favor of the adjournment or postponement of such meeting of Pubco Shareholders to a later date.

(b) Against Other Transactions. From the date of this Agreement until the date of termination of this Agreement, at any meeting of Pubco Shareholders or at any adjournment or postponement thereof, or in connection with any written consent or written resolutions (or any of them) of Pubco Shareholders or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (w) any business combination agreement, merger agreement or merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Pubco or any public offering of any equity securities of Pubco (other than the Merger Agreement and the Transactions), (x) other than in connection with the Transactions, any Alternative Proposal, (y) allowing Pubco to execute or enter into, any agreement related to an Alternative Proposal other than in connection with the Transactions, and (z) any amendment of Organizational Documents of Pubco (other than in connection with the Transactions), or entering into any agreement or agreement in principle or other proposal or transaction involving Pubco or any of its Subsidiaries, which amendment, agreement or other proposal or transaction would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Pubco of, prevent or nullify any provision of the Merger Agreement or the Additional Agreements, the Transactions or change in any manner the voting rights of any class of Pubco’s share capital.

(c) Revoke Other Proxies. Such Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked.

(d) Irrevocable Proxy and Power of Attorney. Such Shareholder hereby unconditionally and irrevocably grants to, and appoints, Pubco and any individual designated in writing by Pubco, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 4.1(a). Such Shareholder understands and acknowledges that Pubco is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT (AS REVISED) OF THE CAYMAN ISLANDS. The irrevocable proxy and power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement.

4.2 No Transfer. From the date of this Agreement until the date of termination of this Agreement, such Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement or any Additional Agreements, (iii) take any action that would reasonably be expected to make any representation or warranty of such Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, such Shareholder may make Transfers of the Subject Shares (x) pursuant to this Agreement, (y) upon the consent of Pubco and SPAC, and (z) by virtue of such Shareholder’s Organizational Documents upon liquidation or dissolution of such Shareholder; provided that, in each case of clauses (x) through (z), the power to vote (including, without limitation, by proxy or power of attorney) and to otherwise fulfill such Shareholder’s obligations under this Agreement is not relinquished or prior to, and as a condition to the effectiveness of any such Transfer, such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to Pubco and SPAC, agreeing to be bound by this Agreement to the same extent as such Shareholder was with respect to such transferred Subject Shares; provided, further, that in the case of clause (z), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Registration Statement or Proxy Statement being declared effective under the Securities Act. Any action attempted to be taken in violation of the preceding sentence will be null and void.

4.3 No Redemption. Such Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Shareholder shall not elect to cause Pubco to redeem or repurchase any Subject Shares now or at any time legally or beneficially owned by such Shareholder, or submit or surrender any of its Subject Shares for redemption, in each case pursuant to the Organizational Documents of Pubco.

4.4 New Securities. In the event that prior to the Closing (i) any Pubco Shares or other securities are issued or otherwise distributed to such Shareholder, including, without limitation, pursuant to any share dividend or distribution, or any change occurs in any of Pubco Shares or other share capital of Pubco by reason of any share subdivision, recapitalization, combination, reverse share split, consolidation, exchange of shares or the like, (ii) such Shareholder acquires legal or beneficial ownership of any Pubco Shares after the date of this Agreement, including upon exercise of options, or (iii) such Shareholder acquires the right to vote or share in the voting of any Pubco Shares after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.5 Shareholders’ Consent, Authorization or Approval. Each Shareholder hereby irrevocably agrees and confirms that, insofar as such Shareholder’s consent, authorization or approval is required in respect of or in connection with the Transactions, including without limitation, the matters as may be required by Article 7 (Variation of Rights), and Article 43 (Amendment of the Memorandum and Articles) of the Organizational Documents of Pubco, such Shareholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to be adopted by such Shareholder or class of shareholders in connection with the Transactions are hereby deemed adopted and approved by such Shareholder. To the extent a director appointed by such Shareholder will not serve as a director of Pubco after the Closing, upon request of Pubco, such Shareholder shall deliver a written notice to Pubco to remove such director or cause such director to execute and deliver a resignation letter to Pubco providing for such director’s resignation from the board of directors of Pubco at the Merger 1 Effective Time.

4.6 Existing Investors Rights Agreement. Each of the Shareholders and Pubco hereby agrees that, in accordance with the terms thereof, any rights under any agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the shareholders of Pubco, shall be terminated effective as of the Merger 1 Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Shareholders or Pubco, and neither Pubco, the Shareholders, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, Liabilities or obligations thereunder and each Shareholder and Pubco hereby releases in full any and all claims with respect thereto with effect on and from the Merger 1 Effective Time.

4.7 Additional Matters. Each Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Pubco or SPAC may reasonably request for the purpose of effectively consummating the Transactions or any other transactions contemplated by this Agreement, the Merger Agreement and the Additional Agreements, and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Pubco or the Cayman Companies Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Transactions.

4.8 Acquisition Proposals; Confidentiality. Such Shareholder shall be bound by and comply with Section 6.2 (Alternative Transactions) and Section 8.5 (Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) such Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to “Pubco” contained in Section 6.2 of the Merger Agreement and “Affiliates” contained in Section 8.5 of the Merger Agreement shall also refer to such Shareholder.

4.9 Consent to Disclosure. Such Shareholder consents to and authorizes Pubco or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that Pubco or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Transactions or any other transactions contemplated by the Merger Agreement or this Agreement, such Shareholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Shareholder’s commitments and obligations under this Agreement, and such Shareholder acknowledges that Pubco or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Such Shareholder shall promptly give Pubco or SPAC, as applicable, any information that is in its possession that Pubco or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Shareholder agrees to promptly notify Pubco and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

Article V

GENERAL PROVISIONS

5.1 Mutual Release.

(a) Shareholder Release. Such Shareholder, on its own behalf and on behalf of each of its Affiliates (other than Pubco or any of Pubco’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the Merger 1 Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Pubco, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (x) any and all obligations or duties Pubco, SPAC or any of their respective Subsidiaries has prior to or as of the Merger 1 Effective Time to such Shareholder Releasor, or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the Merger 1 Effective Time, against any Shareholder Releasee, in each case of (x) and (y), arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger 1 Effective Time (except in the event of fraud on the part of a Shareholder Releasee); provided, however, that nothing contained in this Section 5.1 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement, the Additional Agreements or Pubco’s Organizational Documents, (ii) for indemnification or contribution, in any Shareholder Releasor’s capacity as an officer or director of Pubco, (iii) arising under any then-existing insurance policy of Pubco, or (iv) for any claim for fraud.

(b) Company Release. Each of Pubco, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Pubco Releasor”), effective as at the Merger 1 Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge such Shareholder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Pubco Releasee”), from (x) any and all obligations or duties such Pubco Releasee has prior to or as of the Merger 1 Effective Time to such Pubco Releasor, or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Pubco Releasor has, may have or might have or may assert now or in the future, against any Pubco Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger 1 Effective Time (except in the event of fraud on the part of a Pubco Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement or the Additional Agreements, or (ii) for any claim for fraud.

5.2 Termination. This Agreement shall terminate upon the earlier of:

(a) the Closing, provided, however, that upon such termination, Section 4.7, this Section 5.1, Section 5.4 and Section 5.7 shall survive indefinitely; and

(b) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its actual fraud or willful and material breach of this Agreement prior to such termination.

5.3 Notice. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or recognized courier service, by 4:00 p.m. on a Business Day, addressee’s day and time, on the date of receipt, and otherwise on the first Business Day after such receipt; (ii) if sent by electronic mail, on the date that transmission is confirmed electronically, if by 4:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (iii) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Pubco, to:

c/o Xiaoyu Dida Interconnect International Limited

Building 34, Tian’an Headquarters Center,

No. 555, Panyu Avenue North,

Donghuan Street, Panyu District,

Guangzhou 511400

People’s Republic of China

Attn: Wendong Li

Email: leolee@xiaoyudd.com

with a copy to (which shall not constitute notice):

White & Case LLP, Beijing Office

19th Floor, Tower 1 of China Central Place

81# Jianguo Lu, Chaoyang District

Beijing 100025

China

Attn: Alan Bao, Esq. Jessica Zhou, Esq.

Email: alan.bao@whitecase.com; jessica.zhou@whitecase.com

if to SPAC,

c/o Four Leaf Acquisition Corporation

4546 El Camino Real B10 #715

Los Altos, California 94022

United States of America

Attn: Bala Padmakumar, CEO

Email: bala@fourleaf.investments

with a copy to (which shall not constitute notice):

Nixon Peabody LLP

One Embarcadero Center

San Francisco, CA 94111

United States of America

Attn: David Cheng and David R. Brown

Email: dcheng@nixonpeabody.com and drbrown@nixonpeabody.com

If to any Shareholder, at such Shareholder’s address or contact information as set forth under such Shareholder’s signature to this Agreement or to such Shareholder’s address as found in Pubco’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.3.

5.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5.5 Assignment. Other than in connection with the Transfer of any Subject Shares in accordance with the terms of this Agreement, which shall not be deemed to be an assignment of this Agreement or the rights or obligations hereunder, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.6 Governing Law; Venue; Waiver of Trial by Jury.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that this Agreement shall be construed in accordance with and governed by the Laws of the State of New York, United States of America, without giving effect to the conflict of Laws principles thereof.

(b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action: (a) arising under this Agreement; or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 5.6 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 5.3 shall be effective service of process for any such Action.

(c) THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

5.7 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, without proof of damages, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

Four Leaf Acquisition Corporation

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

In the presence of:

Witness

Signature:
Print Name:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

Xiaoyu Dida Interconnect International Limited

By:	/s/ Wendong Li
Name:	Wendong Li
Title:	Director

In the presence of:

Witness

Signature:
Print Name:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

[Name of Shareholder]

By:
Name:
Title:	Director

In the presence of:

Witness

Signature:
Print Name:

Address for Notice:

Address:
Attn:
Email:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

[Name of Shareholder]

By:
Name:
Title:	Director

In the presence of:

Witness

Signature:
Print Name:

Address for Notice:

Address:
Attn:
Email:

[Signature Page to Shareholder Support Agreement]

Schedule A

Name of Shareholder	Owned Shares
Wendong.Lee Limited	5,000,000 class A ordinary shares of a par value of USD0.00005 each (the Class A Ordinary Shares) and 3,694,818 class B ordinary shares of a par value of USD0.00005 each (the Class B Ordinary Shares)
LYZLS Limited	5,512,653 Class A Ordinary Shares
ZMY Limited	2,407,757 Class A Ordinary Shares
Zhao Luan Limited	2,337,556 Class A Ordinary Shares
GZZL Limited	2,579,566 Class A Ordinary Shares
ZLGZ Limited	2,216,434 Class A Ordinary Shares
GZYR Limited	3,600,860 Class A Ordinary Shares
GZYX Limited	926,115 Class A Ordinary Shares
BJ Tojoy Shared Enterprise Consulting Ltd	3,933,704 Class A Ordinary Shares
ZSZQ HOLDING LTD.	2,988,064 Class A Ordinary Shares
Winrun Group Limited 美林集團（國際）有限公司	412,473 Class A Ordinary Shares
SING FAMILY ENTERPRISE HK LIMITED 成氏集團企業有限公司	3,890,000 Class A Ordinary Shares
GL HONGYUAN HOLDING LTD.	500,000 Class A Ordinary Shares

Schedule A-1